EXHIBIT 99

PROXY                  ADVANTAGE HEALTH CORPORATION                       PROXY
              SPECIAL MEETING OF STOCKHOLDERS -- MARCH 14, 1996

                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS

   The undersigned hereby appoints Raymond J. Dunn, III or Robert E. Spencer, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $0.01 per share, of Advantage Health Corporation ("Advantage Health") which the undersigned could vote if personally present at the Special Meeting of Stockholders of Advantage Health to be held at New England Rehabilitation Hospital's auditorium located on the Hospital's second floor, Two Rehabilitation Way, Woburn, Massachusetts 01801, on March 14, 1996, at 9:30 a.m., E.S.T., and any adjournment thereof:


  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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              ADVANTAGE HEALTH CORPORATION -- RECORD DATE SHARES:

   1. Approval and adoption of an Agreement and Plan of Merger, dated as of December 16, 1995, attached as Annex A to the Prospectus-Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which Aladdin Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH"), will merge with and into Advantage Health, and stockholders of Advantage Health will receive a specified number of shares of HEALTHSOUTH Common Stock for each share of Advantage Health Common Stock surrendered for exchange, all as described in said Prospectus-Proxy Statement.

FOR                               AGAINST                              ABSTAIN
[ ]                                [ ]                                     [ ]

   2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

Mark box at right if comments or address change have been noted on the reverse side of this card [ ]

Please be sure to sign and date this Proxy.

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                                        Date


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                                        Shareholder sign here


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                                        Co-owner sign here
                                        Detach Card



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                         ADVANTAGE HEALTH CORPORATION



Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of Advantage Health Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Special Meeting of Stockholders, March 14, 1996. Thank you in advance for your prompt consideration of these matters. Sincerely, Advantage Health Corporation

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